CONTACTS:
Investors
Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

Media
Alexis Dominguez
MediaRelations@amerantbank.com
(305) 441-8412

AMERANT REPORTS SECOND QUARTER 2025 RESULTS
Board of Directors Declares Quarterly Cash Dividend of $0.09 per Share of Common Stock

CORAL GABLES, FLORIDA, July 23, 2025. Amerant Bancorp Inc. (NYSE: AMTB) (the “Company” or “Amerant”) today reported net income attributable to the Company of $23.0 million in the second quarter of 2025, or $0.55 income per diluted share, compared to net income of $12.0 million, or $0.28 income per diluted share, in the first quarter of 2025.
“We are pleased to report improved results this quarter, driven by higher core pre-provision net revenue combined with a lower provision for credit losses" stated Jerry Plush, Chairman and CEO. “As we head into the second half of 2025, we remain focused on continuing to execute on our strategy to become the bank of choice in the markets we serve.”

Below are the results for 2Q25 and their comparison to 1Q25:

•Total assets were $10.3 billion, up by $165.0 million, or 1.6%, compared to $10.2 billion.

•Total gross loans were $7.2 billion, down by $30.0 million, or 0.4%, compared to the prior period.

•Cash and cash equivalents were $636.8 million, down by $11.5 million, or 1.8%, compared to $648.4 million.

•Investment securities were $2.0 billion, up by $209.2 million, or 11.9%, compared to $1.8 billion.

•Total deposits were $8.3 billion, up by $151.6 million, or 1.9%, compared to $8.2 billion, primarily driven by customer deposit growth of $202.3 million, partially offset by a planned reduction of $50.7 million in brokered deposits. Core deposits were $6.1 billion, up by $150.6 million, or 2.5%, compared to $6.0 billion.

•Total advances from the Federal Home Loan Bank (“FHLB”) were $765.0 million, up by $50.0 million, or 7.0%, compared to $715.0 million.
•Net Interest Margin (“NIM”) was 3.81%, compared to 3.75%.

•Average yield on loans was 6.88%, compared to 6.84%.

•Average cost of total deposits was 2.53%, compared to 2.60%.

•Loan to deposit ratio was 86.5%, compared to 88.5%.

•Asset Quality and Allowance for Credit Losses (“ACL”):

–Total non-performing assets were $97.9 million, down by $42.9 million, or 30.5%, compared to $140.8 million. As of 2Q25, non-performing assets consist of $82.5 million in non-performing loans and $15.4 million in Other Real Estate Owned (“OREO”).

–The ACL was $86.5 million, down by $11.7 million, or 12.0%, compared to $98.3 million, primarily from charge offs of $12.2 million on previously-reserved loans.

–The Company has provided additional details regarding asset quality in the 2Q25 earnings presentation (https://investor.amerantbank.com).

•Assets Under Management and custody (“AUM”) totaled $3.07 billion, up by $132.4 million, or 4.5% from $2.93 billion.

•Pre-provision net revenue (“PPNR”)(1) was $35.9 million, up by $2.0 million, or 5.9%, compared to PPNR of $33.9 million. Core PPNR(1) was $37.1 million, up by $5.6 million, or 17.7%, compared to $31.5 million. A reconciliation of core PPNR and the impact on key ratios is shown in Exhibit 2 included in this press release.

•Net Interest Income (“NII”) was $90.5 million, up by $4.6 million, or 5.3%, from $85.9 million.

•Provision for credit losses was $6.1 million, down by $12.4 million, or 67.1% compared to $18.4 million.

•Non-interest income was $19.8 million, up by $0.3 million, or 1.3% from $19.5 million.

•Non-interest expense was $74.4 million, up by $2.8 million, or 4.0% from $71.6 million.

•The efficiency ratio was 67.5%, compared to 67.9%.

•Return on average assets (“ROA”) was 0.90%, compared to 0.48%.

•Return on average equity (“ROE”) was 10.06%, compared to 5.32%.

•On July 23, 2025, the Company’s Board of Directors declared a cash dividend of $0.09 per share of common stock. The dividend is payable on August 29, 2025, to shareholders of record on August 15, 2025.

Additional details on the second quarter 2025 results can be found in the Exhibits and Glossary of Terms and Definitions to this earnings release, and the earnings presentation available under the Investor Relations section of the Company’s website at https://investor.amerantbank.com. See Glossary of Terms and Definitions for definitions of financial terms.

1 Non-GAAP measure, see “Non-GAAP Financial Measures” for more information and Exhibit 2 for a reconciliation to GAAP measures.

Second Quarter 2025 Earnings Conference Call

The Company will hold an earnings conference call on Thursday, July 24, 2025 at 8:30 a.m. (Eastern Time) to discuss its second quarter 2025 results. The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the Company’s website at https://investor.amerantbank.com. The online replay will remain available for approximately one month following the call through the above link.

About Amerant Bancorp Inc. (NYSE: AMTB)

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiaries: Amerant Investments, Inc., and Amerant Mortgage, LLC. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is headquartered in Florida and operates 20 banking centers – 19 in South Florida and 1 in Tampa, Florida. For more information, visit investor.amerantbank.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward-looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on our investment portfolio repositioning and loan recoveries or reaching positive resolutions on problem loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 5, 2025 (“the 2024 Form 10-K”), and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

Interim Financial Information

Unaudited financial information as of and for interim periods, including the three and six month periods ended June 30, 2025 and 2024, and the three month periods ended March 31, 2025, December 31 2024, and September 30, 2024 may not reflect our results of operations for our fiscal year ending, or financial condition, as of December 31, 2025, or any other period of time or date.

Non-GAAP Financial Measures

The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”, “tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity”, and “tangible stockholders' equity (book value) per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”.

We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Exhibit 2 reconciles these non-GAAP financial measures to GAAP reported results.

Exhibit 1- Selected Financial Information
The following table sets forth selected financial information derived from our interim unaudited and annual audited consolidated financial statements.

(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Consolidated Balance Sheets			(audited)
Total assets	$10,334,678	$10,169,688	$9,901,734	$10,353,127	$9,747,738
Total investments	1,970,888	1,761,678	1,497,925	1,542,544	1,547,864
Total gross loans (1)(2)	7,189,196	7,219,162	7,271,322	7,561,963	7,322,911
Allowance for credit losses	86,519	98,266	84,963	79,890	94,400
Total deposits	8,306,544	8,154,978	7,854,595	8,110,944	7,816,011
Core deposits (1)	6,143,625	5,993,055	5,620,150	5,707,366	5,505,349
Advances from the Federal Home Loan Bank	765,000	715,000	745,000	915,000	765,000
Senior notes (3)	—	59,922	59,843	59,764	59,685
Subordinated notes	29,710	29,667	29,624	29,582	29,539
Junior subordinated debentures	64,178	64,178	64,178	64,178	64,178
Stockholders' equity (4)(5)(6)	924,286	906,263	890,467	902,888	734,342
Assets under management and custody (1)	3,065,020	2,932,602	2,890,048	2,550,541	2,451,854

	Three Months Ended
(in thousands, except percentages, share data and per share amounts)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Consolidated Results of Operations
Net interest income	$90,479	$85,904	$87,635	$80,999	$79,355
Provision for credit losses (7)	6,060	18,446	9,910	19,000	19,150
Noninterest income (loss)	19,778	19,525	23,684	(47,683)	19,420
Noninterest expense	74,400	71,554	83,386	76,208	73,302
Net income (loss) attributable to Amerant Bancorp Inc.	23,002	11,958	16,881	(48,164)	4,963
Effective income tax rate	22.80%	22.50%	6.34%	22.18%	21.51%

Common Share Data
Stockholders' book value per common share	$22.14	$21.60	$21.14	$21.44	$21.88
Tangible stockholders' equity (book value) per common share (8)	$21.56	$21.03	$20.56	$20.87	$21.15
Tangible stockholders' equity (book value) per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity (8)	$21.56	$21.03	$20.56	$20.87	$20.54
Basic earnings (loss) per common share	$0.55	$0.28	$0.40	$(1.43)	$0.15
Diluted earnings (loss) per common share (9)	$0.55	$0.28	$0.40	$(1.43)	$0.15
Basic weighted average shares outstanding	41,805,550	42,015,507	42,069,098	33,784,999	33,581,604
Diluted weighted average shares outstanding (9)	41,873,551	42,186,759	42,273,778	33,784,999	33,780,666
Cash dividend declared per common share (5)	$0.09	$0.09	$0.09	$0.09	$0.09

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Other Financial and Operating Data (10)

Profitability Indicators (%)
Net interest income / Average total interest earning assets (NIM) (1)	3.81%	3.75%	3.75%	3.49%	3.56%
Net income (loss)/ Average total assets (ROA)(1)	0.90%	0.48%	0.67%	(1.92)%	0.21%
Net income (loss)/ Average stockholders' equity (ROE) (1)	10.06%	5.32%	7.38%	(24.98)%	2.68%
Noninterest income (loss) / Total revenue (1)	17.94%	18.52%	21.28%	(143.12)%	19.66%

Capital Indicators (%)
Total capital ratio (1)	13.49%	13.45%	13.43%	12.72%	11.88%
Tier 1 capital ratio (1)	11.97%	11.84%	11.95%	11.36%	10.34%
Tier 1 leverage ratio (1)	9.69%	9.73%	9.66%	9.56%	8.74%
Common equity tier 1 capital ratio (CET1) (1)	11.25%	11.11%	11.21%	10.65%	9.60%
Tangible common equity ratio (1)(8)	8.73%	8.69%	8.77%	8.51%	7.30%
Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity (1)(8)	8.73%	8.69%	8.77%	8.51%	7.11%

Liquidity Ratios (%)
Loans to Deposits (1)	86.55%	88.52%	92.57%	93.23%	93.69%

Asset Quality Indicators (%)
Non-performing assets / Total assets (1)	0.95%	1.38%	1.23%	1.25%	1.24%
Non-performing loans / Total gross loans (1)	1.15%	1.71%	1.43%	1.52%	1.38%
Allowance for credit losses / Total non-performing loans	104.89%	79.75%	81.62%	69.51%	93.51%
Allowance for credit losses / Total loans held for investment	1.20%	1.37%	1.18%	1.15%	1.41%
Net charge-offs / Average total loans held for investment (1)(11)	0.86%	0.22%	0.26%	1.90%	1.13%

Efficiency Indicators (% except FTE)
Noninterest expense / Average total assets	2.91%	2.89%	3.29%	3.04%	3.03%
Salaries and employee benefits / Average total assets	1.41%	1.35%	1.39%	1.39%	1.40%
Other operating expenses/ Average total assets (1)	1.50%	1.54%	1.90%	1.64%	1.63%
Efficiency ratio (1)	67.48%	67.87%	74.91%	228.74%	74.21%
Full-Time-Equivalent Employees (FTEs) (12)	692	726	698	735	720

	Three Months Ended
(in thousands, except percentages and per share amounts)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Core Selected Consolidated Results of Operations and Other Data (8)

Pre-provision net revenue (loss) (PPNR)	$35,857	$33,875	$27,933	$(42,892)	$25,473
Core pre-provision net revenue (Core PPNR)	$37,122	$31,546	$37,217	$31,264	$31,007
Core net income	$23,984	$10,153	$21,160	$9,249	$9,307
Core basic earnings per common share	0.57	0.24	0.50	0.27	0.28
Core earnings per diluted common share (9)	0.57	0.24	0.50	0.27	0.28
Core net income / Average total assets (Core ROA) (1)	0.94%	0.41%	0.83%	0.37%	0.38%
Core net income / Average stockholders' equity (Core ROE) (1)	10.49%	4.52%	9.25%	4.80%	5.03%
Core efficiency ratio (1)	66.35%	69.24%	64.71%	69.29%	68.60%

__________________
(1)     See Glossary of Terms and Definitions for definitions of financial terms.
(2) All periods include mortgage loans held for sale carried at fair value, while March 31, 2025, September 30, 2024 and June 30, 2024 also include loans held for sale carried at the lower of estimated cost or fair value. At June 30, 2025 and December 31, 2024, there were no loans carried at the lower of cost or fair value.
(3) On April 01, 2025, the Company redeemed all outstanding Senior Notes. See Note 1 to the Company’s consolidated financial statements in our March 31, 2025 Form 10-Q for more information.
(4) On December 11, 2024, the Company announced that the Board of Directors approved to extend the expiration date of its share repurchase program that was set to expire on December 31, 2024 to December 31, 2025 (the “Repurchase Program”). Subsequently, on May 28, 2025, the Company announced that the Board of Directors approved an increase in the amount available for repurchases of the Company’ shares of Class A common stock under the Repurchase Program to $25 million. In the second quarter of 2025 the Company repurchased an aggregate of 275,666 shares of Class A common stock at a weighted average price of $18.14 per share under the Repurchase Program. The aggregate purchase price for these transactions was approximately $5.0 million which includes transaction costs. For all other periods, see March 31, 2025 Form 10-Q, December 31, 2024 Form 10-K, September 30, 2024 Form 10-Q and June 30, 2024 Form 10-Q.
(5) During the three months ended June 30, 2025, March 31, 2025, and December 31, 2024, the Company’s Board of Directors declared cash dividends of $0.09 per share of the Company’s common stock and paid an aggregate amount of $3.8 million per quarter in connection with these dividends. The dividend declared in the second quarter of 2025 was paid on May 30, 2025 to shareholders of record at the close of business on May 15, 2025. See December 31, 2024 Form 10-K for more information on dividend payments during the previous quarters.
(6) On September 27, 2024, the Company completed a public offering of 8,684,210 shares of its Class A voting common stock, at a price to the public of $19.00 per share.
(7) In all periods shown, includes reserves on loans and contingent loans. In the second and first quarter of 2025, and the fourth, third and second quarters of 2024, includes $3.6 million, $17.2 million, $9.7 million, $17.9 million and $17.7 million of provision for credit losses on loans. Provision for unfunded commitments (contingencies) in the second and first quarters of 2025 and the fourth, third and second quarters of 2024, were $2.5 million, $1.3 million, $0.2 million, $1.1 million, and $1.5 million, respectively.
(8) This presentation contains adjusted financial information determined by methods other than GAAP. This adjusted financial information is reconciled to GAAP in Exhibit 2 - Non-GAAP Financial Measures Reconciliation.
(9) See 2024 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation.
(10) Operating data for the periods presented have been annualized.
(11) See the Company’s March 31, 2025 Form 10-Q, as well as, the 2024 Form 10-K for more details on charge-offs for all previous periods.
(12) As of June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, includes 35, 77, 80, 81 and 83 FTEs for Amerant Mortgage, respectively.

Exhibit 2- Non-GAAP Financial Measures Reconciliation
The following table sets forth selected financial information derived from the Company’s interim unaudited and annual audited consolidated financial statements, adjusted for the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the Amerant Mortgage downsizing, the Houston Transaction, the valuation of securities, derivatives, loans held for sale and other real estate owned and repossessed assets, the early repayment of FHLB advances, impairment of investments, and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful for understanding its performance excluding these transactions and events.

	Three Months Ended,
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Net income (loss) attributable to Amerant Bancorp Inc.	$23,002	$11,958	$16,881	$(48,164)	$4,963
Plus: provision for credit losses (1)	6,060	18,446	9,910	19,000	19,150
Plus: provision for income tax expense (benefit)	6,795	3,471	1,142	(13,728)	1,360
Pre-provision net revenue (loss) (PPNR)	35,857	33,875	27,933	(42,892)	25,473
Plus: non-routine noninterest expense items	1,192	534	15,148	5,672	5,562
(Less) plus: non-routine noninterest income items	73	(2,863)	(5,864)	68,484	(28)
Core pre-provision net revenue (Core PPNR)	$37,122	$31,546	$37,217	$31,264	$31,007

Total noninterest income (loss)	$19,778	$19,525	$23,684	$(47,683)	$19,420
Less (plus): Non-routine noninterest income (loss) items:
Derivatives (losses), net (2)	(1,852)	—	—	—	(44)
Securities gains (losses), net (3)	1,779	64	(8,200)	(68,484)	(117)
Gain on sale of loans (4)	—	2,799	—	—	—
Gain on sale of Houston Franchise (5)	—	—	12,636	—	—
Gains on early extinguishment of FHLB advances, net	—	—	1,428	—	189
Total non-routine noninterest income (loss) items	$(73)	$2,863	$5,864	$(68,484)	$28
Core noninterest income	$19,851	$16,662	$17,820	$20,801	$19,392

Total noninterest expense	$74,400	$71,554	$83,386	$76,208	$73,302
Less: non-routine noninterest expense items
Non-routine noninterest expense items:
Losses on loans held for sale carried at the lower cost or fair value (5)(6)	—	—	12,642	—	1,258
Net losses on sale and valuation expense on other real estate owned (7)	822	534	—	5,672	—
Amerant Mortgage downsize costs (8)	370	—	—	—	—
Goodwill and intangible assets impairment (5)	—	—	—	—	300
Fixed assets impairment (5)(9)	—	—	—	—	3,443
Legal, broker fees and other costs (5)	—	—	2,506	—	561
Total non-routine noninterest expense items	$1,192	$534	$15,148	$5,672	$5,562
Core noninterest expense	$73,208	$71,020	$68,238	$70,536	$67,740

	Three Months Ended,

(in thousands, except percentages and per share amounts)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Net income (loss) attributable to Amerant Bancorp Inc.	$23,002	$11,958	$16,881	$(48,164)	$4,963
Plus after-tax non-routine items in noninterest expense:
Non-routine items in noninterest expense before income tax effect	1,192	534	15,148	5,672	5,562
Income tax effect (10)	(272)	(120)	(3,409)	(1,332)	(1,196)
Total after-tax non-routine items in noninterest expense	920	414	11,739	4,340	4,366
Plus (less) after-tax non-routine items in noninterest income:
Non-routine items in noninterest income (loss) before income tax effect	73	(2,863)	(5,864)	68,484	(28)
Income tax effect (10)	(11)	644	(1,596)	(15,411)	6
Total after-tax non-routine items in noninterest income (loss)	62	(2,219)	(7,460)	53,073	(22)
Core net income	$23,984	$10,153	$21,160	$9,249	$9,307

Basic earnings (loss) per share	$0.55	$0.28	$0.40	$(1.43)	$0.15
Plus: after tax impact of non-routine items in noninterest expense	0.02	0.01	0.28	0.13	0.13
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	—	(0.05)	(0.18)	1.57	—
Total core basic earnings per common share	$0.57	$0.24	$0.50	$0.27	$0.28

Diluted earnings (loss) per share (11)	$0.55	$0.28	$0.40	$(1.43)	$0.15
Plus: after tax impact of non-routine items in noninterest expense	0.02	0.01	0.28	0.13	0.13
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	—	(0.05)	(0.18)	1.57	—
Total core diluted earnings per common share	$0.57	$0.24	$0.50	$0.27	$0.28

Net income (loss) / Average total assets (ROA)	0.90%	0.48%	0.67%	(1.92)%	0.21%
Plus: after tax impact of non-routine items in noninterest expense	0.04%	0.02%	0.46%	0.18%	0.17%
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	—%	(0.09)%	(0.30)%	2.11%	—%
Core net income / Average total assets (Core ROA)	0.94%	0.41%	0.83%	0.37%	0.38%

Net income (loss)/ Average stockholders' equity (ROE)	10.06%	5.32%	7.38%	(24.98)%	2.68%
Plus: after tax impact of non-routine items in noninterest expense	0.40%	0.19%	5.13%	2.25%	2.36%
Plus (less) : after tax impact of non-routine items in noninterest income (loss)	0.03%	(0.99)%	(3.26)%	27.53%	(0.01)%
Core net income / Average stockholders' equity (Core ROE)	10.49%	4.52%	9.25%	4.80%	5.03%

Efficiency ratio	67.48%	67.87%	74.91%	228.74%	74.21%
(Less) plus: impact of non-routine items in noninterest expense and noninterest income (loss)	(1.13)%	1.37%	(10.20)%	(159.45)%	(5.61)%
Core efficiency ratio	66.35%	69.24%	64.71%	69.29%	68.60%

(in thousands, except percentages, share data and per share amounts)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Stockholders' equity	$924,286	$906,263	$890,467	$902,888	$734,342
Less: goodwill and other intangibles (12)	(24,016)	(24,135)	(24,314)	(24,366)	(24,581)
Tangible common stockholders' equity	$900,270	$882,128	$866,153	$878,522	$709,761
Total assets	10,334,678	10,169,688	9,901,734	10,353,127	9,747,738
Less: goodwill and other intangibles (12)	(24,016)	(24,135)	(24,314)	(24,366)	(24,581)
Tangible assets	$10,310,662	$10,145,553	$9,877,420	$10,328,761	$9,723,157
Common shares outstanding	41,748,434	41,952,590	42,127,316	42,103,623	33,562,756
Tangible common equity ratio	8.73%	8.69%	8.77%	8.51%	7.30%
Stockholders' book value per common share	$22.14	$21.60	$21.14	$21.44	$21.88
Tangible stockholders' equity book value per common share	$21.56	$21.03	$20.56	$20.87	$21.15

Tangible common stockholders' equity	$900,270	$882,128	$866,153	$878,522	$709,761
Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (13)	—	—	—	—	(20,304)
Tangible common stockholders' equity, adjusted for net unrealized accumulated losses on debt securities held to maturity	$900,270	$882,128	$866,153	$878,522	$689,457
Tangible assets	$10,310,662	$10,145,553	$9,877,420	$10,328,761	$9,723,157
Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (13)	—	—	—	—	(20,304)
Tangible assets, adjusted for net unrealized accumulated losses on debt securities held to maturity	$10,310,662	$10,145,553	$9,877,420	$10,328,761	$9,702,853
Common shares outstanding	41,748,434	41,952,590	42,127,316	42,103,623	33,562,756

Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity	8.73%	8.69%	8.77%	8.51%	7.11%
Tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity	$21.56	$21.03	$20.56	$20.87	$20.54

____________
(1)     Includes provision for credit losses on loans and provision for loan contingencies. See Footnote 7 in Exhibit 1 - Selected Financial Information for more details.
(2) In the three and six months ended June 30, 2025, includes net unrealized losses in connection with to-be-announced (TBA) mortgage back-securities (MBS) derivative contracts. We enter into these contracts to economically offset changes in market valuation on the trading securities portfolio. In all other prior periods, amounts are related to uncovered interest rate caps with clients.
(3) In the third quarter of 2024, the Company executed an investment portfolio repositioning which resulted in a total pre-tax net loss of $68.5 million during the same period. The investment portfolio repositioning was completed in early October 2024 resulting in an additional $8.1 million in losses in the fourth quarter of 2024.
(4)    In the three months ended March 31, 2025, includes gain on sale of $3.2 million, related to the sale of a loan that had been charged off in prior periods.
(5) In the three months ended December 31, 2024 and June 30, 2024, amounts shown are in connection with the sale of the Company’s Houston franchise which were disclosed on a Form 8-K on April 17, 2024 (the “Houston Transaction”).
(6) In the three months ended December 31, 2024, includes loss on sale of $12.6 million, including transaction costs, related to the sale of a portfolio of 323 business-purpose, investment property, residential mortgage loans with a balance of approximately $71.4 million.
(7) In the three months ended June 30, 2025, includes a net loss on the sale of two OREO properties of $0.8 million. The three months ended March 31, 2025 and September 30, 2024 include an OREO valuation expense of $0.5 million and $5.7 million, respectively.
(8) In the three months ended June 30, 2025, includes salaries and employee benefit expenses in connection with Amerant Mortgage downsizing costs. See First Quarter Earnings Presentation filed on April 24, 2025 for more information.
(9) Related to Houston branches and included as part of occupancy and equipment expenses.
(10) In the three months ended March 30, 2025, amounts were calculated based upon the effective tax rate for the period of 22.50%. For all of the other periods shown, amounts represent the difference between the prior and current period year-to-date tax effect.

(11) See 2024 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation.
(12) At June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, other intangible assets primarily consist of naming rights of $1.7 million, $1.9 million, $2.0 million, $2.1 million and $2.3 million, respectively, and mortgage servicing rights (“MSRs”) of $1.5 million, $1.4 million, $1.5 million, $1.4 million and $1.5 million, respectively. Other intangible assets are included in other assets in the Company’s consolidated balance sheets.
(13) There were no debt securities held to maturity at June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024. As of June 30, 2024, amounts were calculated based upon the fair value on debt securities held to maturity, and assuming a tax rate of 25.38%.

Exhibit 3 - Average Balance Sheet, Interest and Yield/Rate Analysis
The following tables present average balance sheet information, interest income, interest expense and the corresponding average yields earned and rates paid for the periods presented. The average balances for loans include both performing and nonperforming balances. Interest income on loans includes the effects of discount accretion and the amortization of non-refundable loan origination fees, net of direct loan origination costs, accounted for as yield adjustments. Average balances represent the daily average balances for the periods presented.

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-earning assets:
Loan portfolio, net (1)(2)	$7,118,087	$122,166	6.88%	$7,174,160	$121,021	6.84%	$7,049,109	$124,117	7.08%
Debt securities available for sale (3) (4)	1,769,440	21,931	4.97%	1,473,170	17,964	4.95%	1,267,828	14,104	4.47%
Debt securities held to maturity (5)	—	—	—%	—	—	—%	221,106	1,878	3.42%
Debt securities held for trading	59,331	343	2.32%	156	—	—%	—	—	—%
Equity securities with readily determinable fair value not held for trading	2,508	21	3.36%	2,497	19	3.09%	2,466	13	2.12%
Federal Reserve Bank and FHLB stock	57,072	917	6.44%	57,320	936	6.62%	54,664	955	7.03%
Deposits with banks	514,478	5,643	4.40%	580,409	6,401	4.47%	364,466	5,260	5.80%
Other short-term investments	7,046	74	4.21%	6,434	67	4.22%	6,399	82	5.15%
Total interest-earning assets	9,527,962	151,095	6.36%	9,294,146	146,408	6.39%	8,966,038	146,409	6.57%
Total non-interest-earning assets (6)	728,292			748,385			763,628
Total assets	$10,256,254			$10,042,531			$9,729,666

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-bearing liabilities:
Checking and saving accounts
Interest bearing DDA	$2,289,111	$11,567	2.03%	$2,133,727	$10,454	1.99%	$2,408,979	$16,779	2.80%
Money market	1,925,029	18,012	3.75%	1,810,172	16,653	3.73%	1,411,287	14,973	4.27%
Savings	236,929	18	0.03%	239,843	22	0.04%	253,625	26	0.04%
Total checking and saving accounts	4,451,069	29,597	2.67%	4,183,742	27,129	2.63%	4,073,891	31,778	3.14%
Time deposits	2,149,861	22,285	4.16%	2,227,932	23,858	4.34%	2,258,973	25,971	4.62%
Total deposits	6,600,930	51,882	3.15%	6,411,674	50,987	3.23%	6,332,864	57,749	3.67%
Securities sold under agreements to repurchase	105	1	3.82%	—	—	—%	124	2	6.49%
Advances from the FHLB (7)	717,260	7,230	4.04%	723,667	7,200	4.04%	737,658	6,946	3.79%
Senior notes	—	78	—%	59,883	942	6.38%	59,646	941	6.35%
Subordinated notes	29,689	361	4.88%	29,646	361	4.94%	29,519	361	4.92%
Junior subordinated debentures	64,178	1,064	6.64%	64,178	1,014	6.41%	64,178	1,055	6.61%
Total interest-bearing liabilities	7,412,162	60,616	3.28%	7,289,048	60,504	3.37%	7,223,989	67,054	3.73%
Non-interest-bearing liabilities:
Non-interest bearing demand deposits	1,637,173			1,544,770			1,452,921
Accounts payable, accrued liabilities and other liabilities	289,909			297,491			309,298
Total non-interest-bearing liabilities	1,927,082			1,842,261			1,762,219
Total liabilities	9,339,244			9,131,309			8,986,208
Stockholders’ equity	917,010			911,222			743,458
Total liabilities and stockholders' equity	$10,256,254			$10,042,531			$9,729,666
Excess of average interest-earning assets over average interest-bearing liabilities	$2,115,800			$2,005,098			$1,742,049
Net interest income		$90,479			$85,904			$79,355
Net interest rate spread			3.08%			3.02%			2.84%
Net interest margin (7)			3.81%			3.75%			3.56%
Cost of total deposits (7)			2.53%			2.60%			2.98%
Ratio of average interest-earning assets to average interest-bearing liabilities	128.54%			127.51%			124.11%
Average non-performing loans/ Average total loans	1.35%			1.43%			0.60%

___________

	Six Months Ended
	June 30, 2025			June 30, 2024
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-earning assets:
Loan portfolio, net (1)(2)	$7,145,968	$243,187	6.86%	$7,018,015	$246,822	7.07%
Debt securities available for sale (3) (4)	1,622,123	39,895	4.96%	1,253,795	27,290	4.38%
Debt securities held to maturity (5)	—	—	—%	222,992	3,845	3.47%
Debt securities held for trading	29,907	343	2.31%	—	—	—%
Equity securities with readily determinable fair value not held for trading	2,503	40	3.22%	2,472	68	5.53%
Federal Reserve Bank and FHLB stock	57,195	1,853	6.53%	52,422	1,838	7.05%
Deposits with banks	547,262	12,044	4.44%	393,654	11,011	5.63%
Other short-term investments	6,742	141	4.23%	6,165	160	5.22%
Total interest-earning assets	9,411,700	297,503	6.37%	8,949,515	291,034	6.54%
Total non-interest-earning assets (6)	738,283			792,602
Total assets	$10,149,983			$9,742,117
Interest-bearing liabilities:
Checking and saving accounts
Interest bearing DDA	$2,211,848	$22,021	2.01%	$2,427,170	$34,515	2.86%
Money market	1,867,918	34,665	3.74%	1,421,618	29,807	4.22%
Savings	238,378	40	0.03%	258,077	53	0.04%
Total checking and saving accounts	4,318,144	56,726	2.65%	4,106,865	64,375	3.15%
Time deposits	2,188,681	46,143	4.25%	2,274,780	52,095	4.61%
Total deposits	6,506,825	102,869	3.19%	6,381,645	116,470	3.67%
Securities sold under agreements to repurchase	53	1	3.80%	62	2	6.49%
Advances from the FHLB (7)	720,446	14,430	4.04%	691,206	12,524	3.64%
Senior notes	29,776	1,020	6.91%	59,606	1,883	6.35%
Subordinated notes	29,668	722	4.91%	29,497	723	4.93%
Junior subordinated debentures	64,178	2,078	6.53%	64,178	2,109	6.61%
Total interest-bearing liabilities	7,350,946	121,120	3.32%	7,226,194	133,711	3.72%
Non-interest-bearing liabilities:
Non-interest bearing demand deposits	1,591,227			1,444,073
Accounts payable, accrued liabilities and other liabilities	293,677			326,809
Total non-interest-bearing liabilities	1,884,904			1,770,882
Total liabilities	9,235,850			8,997,076
Stockholders’ equity	914,133			745,041
Total liabilities and stockholders' equity	$10,149,983			$9,742,117
Excess of average interest-earning assets over average interest-bearing liabilities	$2,060,754			$1,723,321
Net interest income		$176,383			$157,323
Net interest rate spread			3.05%			2.82%
Net interest margin (7)			3.78%			3.54%
Cost of total deposits (7)			2.56%			2.99%
Ratio of average interest-earning assets to average interest-bearing liabilities	128.03%			123.85%
Average non-performing loans/ Average total loans	1.39%			0.61%

(1)    Includes loans held for investment net of the allowance for credit losses, and loans held for sale. The average balance of the allowance for credit losses was $94.8 million, $83.5 million, and $95.6 million in the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively, and $89.2 million and $94.0 million in the six months ended June 30, 2025 and 2024, respectively. The average balance of total loans held for sale was $53.6 million, $46.2 million and $191.7 million in the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively, and $49.9 million and $90.0 million in the six months ended June 30, 2025 and 2024, respectively.
(2) Includes average non-performing loans of $97.6 million, $103.6 million and $52.7 million for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively, and $100.6 million and $42.7 million in the six months ended June 30, 2025 and 2024, respectively.
(3)    Includes the average balance of net unrealized gains and losses in the fair value of debt securities available for sale. The average balance includes average net unrealized losses of $43.5 million, $47.0 million and $115.8 million in the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively, and $45.2 million and $108.6 million in the six months ended June 30, 2025 and 2024, respectively.
(4)    Includes nontaxable securities with average balances of $53.9 million, $54.3 million and $18.8 million for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively, and $54.6 million and $18.8 million in the six months ended June 30, 2025 and 2024, respectively. The tax equivalent yield for these nontaxable securities was 4.81%, 4.77%, and 4.47% for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively, and 4.75% and 4.51% in the six months ended June 30, 2025 and 2024, respectively. In 2025 and 2024, the tax equivalent yields were calculated assuming a 21% tax rate and dividing the actual yield by 0.79.
(5)    We had no average held to maturity balances in the three months ended June 30, 2025 and March 31, 2025. Includes nontaxable securities with average balances of $47.8 million and $48.1 million for the three and six months ended June 30, 2024, respectively. The tax equivalent yield for these nontaxable securities were 4.23% and 4.24% for the three and six months ended June 30, 2024, respectively. In 2024, the tax equivalent yield was calculated assuming a 21% tax rate and dividing the actual yield by 0.79.
(6)    Excludes the allowance for credit losses.
(7) See Glossary of Terms and Definitions for definitions of financial terms.

Exhibit 4 - Noninterest Income
    This table shows the amounts of each of the categories of noninterest income for the periods presented.

	Three Months Ended						Six Months Ended June 30,
	June 30, 2025		March 31, 2025		June 30, 2024		2025		2024
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Deposits and service fees	$4,968	25.1%	$5,137	26.3%	$5,281	27.2%	$10,105	25.7%	$9,606	28.3%
Brokerage, advisory and fiduciary activities	4,993	25.2%	4,729	24.2%	4,538	23.4%	9,722	24.7%	8,865	26.1%
Change in cash surrender value of bank owned life insurance (“BOLI”)(1)	2,490	12.6%	2,450	12.5%	2,242	11.5%	4,940	12.6%	4,584	13.5%
Cards and trade finance servicing fees	1,804	9.1%	1,392	7.1%	1,331	6.9%	3,196	8.1%	2,554	7.5%
Gain on early extinguishment of FHLB advances, net	—	—%	—	—%	189	1.0%	—	—%	189	0.6%
Securities gains (losses), net (2)	1,779	9.0%	64	0.3%	(117)	(0.6)%	1,843	4.7%	(171)	(0.5)%
Loan-level derivative income (3)	3,204	16.2%	1,508	7.7%	2,357	12.1%	4,712	12.0%	2,823	8.3%
Derivative losses, net (4)	(1,852)	(9.4)%	—	—%	(44)	(0.2)%	(1,852)	(4.7)%	(196)	(0.6)%
Other noninterest income (5)	2,392	12.2%	4,245	21.9%	3,643	18.7%	6,637	16.9%	5,654	16.8%
Total noninterest income	$19,778	100.0%	$19,525	100.0%	$19,420	100.0%	$39,303	100.0%	$33,908	100.0%
__________________
(1)    Changes in cash surrender value of BOLI are not taxable.
(2) In the three and six months ended June 30, 2025, amounts are primarily in connection with gains on market valuation of trading securities. In the three and six months ended June 30, 2024, amounts are primarily in connection with losses and gains on the sale of debt securities available for sale.
(3) Income from interest rate swaps and other derivative transactions with customers. The Company incurs expenses related to derivative transactions with customers which are included as part of noninterest expenses under loan-level derivative expense. See Exhibit 5 for more details.
(4) In the three and six months ended June 30, 2025, includes net unrealized losses in connection with TBA MBS derivative contracts. We enter into these contracts to economically offset changes in market valuation on the trading securities portfolio. In all other prior periods, includes net unrealized losses and gains related to uncovered interest rate caps with clients.
(5)    Includes mortgage banking income of $0.7 million, $0.4 million and $1.9 million in the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively, and $1.2 million and $3.0 million, in the six months ended June 30, 2025 and 2024, respectively, primarily consisting of net gains on sale, valuation and derivative transactions associated with mortgage loans held for sale activity, and other smaller sources of income related to the operations of Amerant Mortgage. Other sources of income in the periods shown include net gains/(losses) on sales of loans that are originated for investment, foreign currency exchange transactions with customers and valuation income on the investment balances held in the non-qualified deferred compensation plan. In addition, includes $0.5 million BOLI death benefits received in the three and six months ended June 30, 2024. Other noninterest income for the period ended March 31, 2025 includes a total of approximately $2.8 million as a Non-routine noninterest income item. See Exhibit 2- Non-GAAP Financial Measures Reconciliation for more details.

Exhibit 5 - Noninterest Expense

This table shows the amounts of each of the categories of noninterest expense for the periods presented.

	Three Months Ended						Six Months Ended June 30,
	June 30, 2025		March 31, 2025		June 30, 2024		2025		2024
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Salaries and employee benefits (1)	$36,036	48.4%	$33,347	46.6%	$33,857	46.2%	$69,383	47.5%	$66,815	47.8%
Professional and other services fees (2)	13,549	18.2%	14,682	20.5%	12,110	16.5%	28,231	19.3%	23,073	16.5%
Occupancy and equipment (3)	5,491	7.4%	6,136	8.6%	9,041	12.3%	11,627	8.0%	15,517	11.1%
Telecommunications and data processing	2,929	3.9%	3,475	4.9%	2,732	3.7%	6,404	4.4%	6,265	4.5%
Depreciation and amortization	1,551	2.1%	1,588	2.2%	1,652	2.3%	3,139	2.2%	3,129	2.2%
FDIC assessments and insurance	2,896	3.9%	3,236	4.5%	2,772	3.8%	6,132	4.2%	5,780	4.1%
Losses on loans held for sale carried at the lower cost or fair value (4)	—	—%	—	—%	1,258	1.7%	—	—%	1,258	0.9%
Advertising expenses	4,819	6.5%	3,635	5.1%	4,243	5.8%	8,454	5.8%	7,321	5.2%
Loan-level derivative expense (5)	1,113	1.5%	360	0.5%	580	0.8%	1,473	1.0%	584	0.4%
Other real estate owned and repossessed assets expense (income), net (6)	601	0.8%	164	0.2%	(148)	(0.2)%	765	0.5%	(502)	(0.4)%
Other operating expenses (7)	5,415	7.3%	4,931	6.9%	5,205	7.1%	10,346	7.1%	10,656	7.7%
Total noninterest expense (8)	$74,400	100.0%	$71,554	100.0%	$73,302	100.0%	$145,954	100.0%	$139,896	100.0%

___
(1) In each of the three and six month periods ended June 30, 2025, includes $0.4 million in expenses in connection with the Amerant Mortgage downsizing.
(2) In each of the three and six month periods ended June 30, 2024, includes $0.3 million in legal expenses in connection with the Houston Transaction. Additionally, includes recurring service fees in connection with the engagement of FIS in all periods shown.
(3) In each of the three and six month periods ended June 30, 2024, includes fixed assets impairment charge of $3.4 million in connection with the Houston Transaction.
(4) In each of the three and six month periods ended, amounts shown are in connection with the Houston Transaction.
(5) Includes service fees in connection with our loan-level derivative income generation activities.
(6) In the three and six month periods ended June 30, 2025, includes $1.3 million and $1.8 million, respectively, of OREO valuation expense. In the three and six month periods ended June 30, 2025, includes net gains of approximately $0.5 million on sale of OREO properties.
(7) In each of the three and six month periods ended June 30, 2024, includes broker fees of $0.3 million in connection with the Houston Transaction. Additionally, in all of the periods shown, other operating expenses include community engagement, earnings credits, mortgage loan origination and servicing expenses, charitable contributions, community engagement, postage and courier expenses, and debits which mirror valuation income on the investment balances held in the non-qualified deferred compensation plan in order to adjust the liability to participants of the deferred compensation plan and other small operational expenses. Earnings credits are provided to certain commercial depositors in the mortgage banking industry to help offset deposit service charges incurred.
(8) Includes $3.0 million, $3.2 million, $3.8 million in the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively, and $6.2 million and $6.9 million in the six months ended June 30, 2025 and 2024, respectively, related to Amerant Mortgage, primarily consisting of salaries and employee benefits, mortgage lending costs and professional and other services fees.

Exhibit 6 - Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Assets			(audited)
Cash and due from banks	$48,400	$40,197	$39,197	$40,538	$32,762
Interest earning deposits with banks	573,373	587,728	519,853	614,345	238,346
Restricted cash	7,981	13,432	24,365	10,087	32,430
Other short-term investments	7,083	7,010	6,944	6,871	6,781
Cash and cash equivalents	636,837	648,367	590,359	671,841	310,319
Securities
Debt securities available for sale, at fair value	1,788,708	1,702,111	1,437,170	1,476,378	1,269,356
Debt securities held to maturity, at amortized cost (1)	—	—	—	—	219,613
Trading securities (2)	120,226	—	—	—	—
Equity securities with readily determinable fair value not held for trading	2,525	2,523	2,477	2,562	2,483
Federal Reserve Bank and Federal Home Loan Bank stock	59,429	57,044	58,278	63,604	56,412
Securities	1,970,888	1,761,678	1,497,925	1,542,544	1,547,864
Loans held for sale, at the lower of cost or fair value (3)	—	40,597	—	553,941	551,828
Mortgage loans held for sale, at fair value	6,073	20,728	42,911	43,851	60,122
Loans held for investment, gross	7,183,123	7,157,837	7,228,411	6,964,171	6,710,961
Less: Allowance for credit losses	86,519	98,266	84,963	79,890	94,400
Loans held for investment, net	7,096,604	7,059,571	7,143,448	6,884,281	6,616,561
Bank owned life insurance	255,487	252,997	243,547	241,183	238,851
Premises and equipment, net	31,543	31,803	31,814	32,866	33,382
Deferred tax assets, net	50,966	53,448	53,543	41,138	48,779
Operating lease right-of-use assets	102,558	104,578	100,028	100,158	100,580
Goodwill	19,193	19,193	19,193	19,193	19,193
Accrued interest receivable and other assets (4)(5)	164,529	176,728	178,966	222,131	220,259
Total assets	$10,334,678	$10,169,688	$9,901,734	$10,353,127	$9,747,738
Liabilities and Stockholders' Equity
Deposits
Demand
Noninterest bearing	$1,706,580	$1,665,468	$1,504,755	$1,482,061	$1,465,140
Interest bearing	2,281,611	2,260,157	2,229,467	2,389,605	2,316,976
Savings and money market	2,155,434	2,067,430	1,885,928	1,835,700	1,723,233
Time	2,162,919	2,161,923	2,234,445	2,403,578	2,310,662
Total deposits	8,306,544	8,154,978	7,854,595	8,110,944	7,816,011
Advances from the Federal Home Loan Bank	765,000	715,000	745,000	915,000	765,000
Senior notes (6)	—	59,922	59,843	59,764	59,685
Subordinated notes	29,710	29,667	29,624	29,582	29,539
Junior subordinated debentures held by trust subsidiaries	64,178	64,178	64,178	64,178	64,178
Operating lease liabilities (7)	109,226	110,999	106,071	105,875	105,861
Accounts payable, accrued liabilities and other liabilities (8)	135,734	128,681	151,956	164,896	173,122
Total liabilities	9,410,392	9,263,425	9,011,267	9,450,239	9,013,396

Stockholders’ equity
Class A common stock	4,173	4,195	4,214	4,210	3,357
Additional paid in capital	336,021	339,038	343,828	342,508	189,601
Retained earnings	609,540	590,304	582,231	569,131	620,299
Accumulated other comprehensive loss	(25,448)	(27,274)	(39,806)	(12,961)	(78,915)
Total stockholders' equity	924,286	906,263	890,467	902,888	734,342
Total liabilities and stockholders' equity	$10,334,678	$10,169,688	$9,901,734	$10,353,127	$9,747,738

__________
(1) Estimated fair value of $192.4 million at June 30, 2024. During the third quarter of 2024, the Company executed an investment portfolio repositioning and transferred approximately $220 million in debt securities from held to maturity to the available for sale category.
(2) In the three months ended June 30, 2025, the Company began participating in trading of MBS as part of its investment portfolio strategy.
(3) As of March 31, 2025, loans held for sale consisted of one loan carried at cost for which no valuation allowance was deemed necessary. As of September 30, 2024 and June 30, 2024, includes loans held for sale and a valuation allowance of $1.3 million, in connection with the Houston Transaction.
(4) As of June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, includes derivative assets with a total fair value of $43.7 million, $42.8 million, $48.0 million, $52.3 million and $64.0 million, respectively.
(5) As of September 30, 2024 and June 30, 2024, includes other assets for sale of approximately $21.4 million and $23.6 million, respectively, in connection with the Houston Transaction.
(6) On March 03, 2025, the Company gave notice of its election to redeem all outstanding Senior Notes and they were redeemed on April 01, 2025. See Note 1 to the Company’s consolidated financial statements in our March 31, 2025 Form 10-Q for more information.
(7) Consists of total long-term lease liabilities. Total short-term lease liabilities are included in other liabilities.
(8) As of June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, includes derivatives liabilities with a total fair value of $44.6 million, $42.4 million, $47.6 million, $51.3 million and $62.9 million, respectively.

Exhibit 7 - Loans
Loans by Type - Held For Investment

The loan portfolio held for investment consists of the following loan classes:

(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Real estate loans			(audited)
Commercial real estate
Non-owner occupied	$1,773,377	$1,641,210	$1,678,473	$1,688,308	$1,714,088
Multi-family residential	368,718	400,371	336,229	351,815	359,257
Land development and construction loans	543,697	499,663	483,210	421,489	343,472
	2,685,792	2,541,244	2,497,912	2,461,612	2,416,817
Single-family residential	1,542,447	1,549,356	1,528,080	1,499,599	1,446,569
Owner occupied	983,090	951,311	1,007,074	1,001,762	981,405
	5,211,329	5,041,911	5,033,066	4,962,973	4,844,791
Commercial loans	1,566,420	1,714,583	1,751,902	1,630,318	1,521,533
Loans to financial institutions and acceptances	156,918	153,345	170,435	92,489	48,287
Consumer loans and overdrafts	248,456	247,998	273,008	278,391	296,350
Total loans	$7,183,123	$7,157,837	$7,228,411	$6,964,171	$6,710,961

Loans by Type - Held For Sale

The loan portfolio held for sale consists of the following loan classes:

(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Loans held for sale at the lower of cost or fair value			(audited)
Real estate loans
Commercial real estate
Non-owner occupied	$—	$—	$—	$111,591	$112,002
Multi-family residential	—	—	—	—	918
Land development and construction loans	—	—	—	35,020	29,923
	—	—	—	146,611	142,843
Single-family residential	—	—	—	87,820	88,507
Owner occupied	—	40,597	—	221,774	220,718
	—	40,597	—	456,205	452,068
Commercial loans	—	—	—	87,866	90,353
Consumer loans	—	—	—	9,870	9,407
Total loans held for sale at the lower of cost or fair value (1)	—	40,597	—	553,941	551,828

Mortgage loans held for sale at fair value
Land development and construction loans	2,056	7,475	10,768	10,608	7,776
Single-family residential	4,017	13,253	32,143	33,243	52,346
Total mortgage loans held for sale at fair value (2)	6,073	20,728	42,911	43,851	60,122
Total loans held for sale	$6,073	$61,325	$42,911	$597,792	$611,950
__________________
(1) As of September 30, 2024, and June 30, 2024 includes loans transferred from the held for investment to the held for sale category in the second and third quarters of 2024, as a result of the Houston Transaction. In the fourth quarter of 2024, the Company completed the sale of the Houston franchise.
(2) Loans held for sale in connection with Amerant Mortgage’s ongoing business.

Non-Performing Assets

This table shows a summary of our non-performing assets by loan class, which includes non-performing loans, other real estate owned, or OREO, and other repossessed assets at the dates presented. Non-performing loans consist of (i) nonaccrual loans, and (ii) accruing loans 90 days or more contractually past due as to interest or principal.

(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024		June 30, 2024
Non-Accrual Loans			(audited)
Real Estate Loans
Commercial real estate (CRE)
Non-owner occupied	$1,022	$—	$—	$1,916		$—
Multi-family residential	—	—	—	—		6
	1,022	—	—	1,916		6
Single-family residential	7,421	15,048	8,140	13,452		3,726
Land development and construction loans	—	—	4,119	—		—
Owner occupied	21,027	22,249	23,191	29,240		26,309
	29,470	37,297	35,450	44,608		30,041
Commercial loans	51,157	84,907	64,572	68,654		67,005
Consumer loans and overdrafts	666	—	—	—		4
Total Non-Accrual Loans	$81,293	$122,204	$100,022	$113,262		$97,050

Past Due Accruing Loans
Real Estate Loans
Owner occupied	—	—	837	—		769
Single-family residential	—	886	1,201	1,129		2,656
Commercial	1,192	122	2,033	104	—	—
Consumer loans and overdrafts	—	7	8	434		477
Total Past Due Accruing Loans (1)	$1,192	$1,015	$4,079	$1,667		$3,902
Total Non-Performing Loans	82,485	123,219	104,101	114,929		100,952
Other Real Estate Owned	15,389	17,541	18,074	14,509		20,181
Total Non-Performing Assets	$97,874	$140,760	$122,175	$129,438		$121,133

__________________

(1)    Loans past due 90 days or more but still accruing.

Loans by Credit Quality Indicators

This table shows the Company’s loans by credit quality indicators. The Company has not purchased credit-deteriorated loans.

	June 30, 2025				March 31, 2025				June 30, 2024

(in thousands)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)
Loans held for investment
Real Estate Loans
Commercial Real Estate (CRE)
Non-owner occupied	$44,084	$55,382	$—	$99,466	$40,391	$42,317	$—	$82,708	$33,979	$—	$—	$33,979
Multi-family residential	—	8,284	—	8,284	8,282	—	—	8,282	—	6	—	6
Land development and construction loans	26,574	—	—	26,574	—	—	—	—	—	—	—	—
	70,658	63,666	—	134,324	48,673	42,317	—	90,990	33,979	6	—	33,985
Single-family residential	—	7,297	—	7,297	—	15,934	—	15,934	—	3,684	—	3,684
Owner occupied	21,076	61,590	—	82,666	2,447	22,249	—	24,696	35,642	26,381	—	62,023
	91,734	132,553	—	224,287	51,120	80,500	—	131,620	69,621	30,071	—	99,692
Commercial loans	41,025	82,213	—	123,238	48,600	85,029	—	133,629	25,671	67,836	—	93,507
Consumer loans and overdrafts	—	666	—	666	—	7	—	7	—	—	—	—
Total loans held for investment	$132,759	$215,432	$—	$348,191	$99,720	$165,536	$—	$265,256	$95,292	$97,907	$—	$193,199
Loans held for sale at the lower of cost or fair value
Owner occupied	—	—	—	—	—	40,597	—	40,597	—	—	—	—
Total loans held for sale	—	—	—	—	—	40,597	—	40,597	—	—	—	—
Total	$132,759	$215,432	$—	$348,191	$99,720	$206,133	$—	$305,853	$95,292	$97,907	$—	$193,199

__________
(1) There were no loans categorized as “loss” as of the dates presented.

Exhibit 8 - Deposits by Country of Domicile
This table shows the Company’s deposits by country of domicile of the depositor as of the dates presented.

(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
			(audited)
Domestic	$5,707,272	$5,592,575	$5,278,289	$5,553,336	$5,281,946
Foreign:
Venezuela	1,897,631	1,862,614	1,889,331	1,887,282	1,918,134
Others	701,641	699,789	686,975	670,326	615,931
Total foreign	2,599,272	2,562,403	2,576,306	2,557,608	2,534,065
Total deposits	$8,306,544	$8,154,978	$7,854,595	$8,110,944	$7,816,011

Glossary of Terms and Definitions
•Total gross loans: include loans held for investment net of unamortized deferred loan origination fees and costs, as well as loans held for sale.
•Core deposits: consist of total deposits excluding all time deposits.
•Assets under management and custody: consists of assets held for clients in an agency or fiduciary capacity which are not assets of the Company and therefore are not included in the consolidated financial statements.
•Net interest margin, or NIM: defined as net interest income, or NII, divided by average interest-earning assets, which are loans, securities, deposits with banks and other financial assets which yield interest or similar income.
•ROA and Core ROA are calculated based upon the average daily balance of total assets.
•ROE and Core ROE are calculated based upon the average daily balance of stockholders’ equity.
•Total revenue is the result of net interest income before provision for credit losses plus noninterest income.
•Total capital ratio: total stockholders’ equity divided by total risk-weighted assets, calculated according to the standardized regulatory capital ratio calculations.
•Tier 1 capital ratio: Tier 1 capital divided by total risk-weighted assets. Tier 1 capital is composed of Common Equity Tier 1 (CET1) capital plus outstanding qualifying trust preferred securities of $62.3 million at each of all the dates presented.
•Tier 1 leverage ratio: Tier 1 capital divided by quarter to date average assets.
•Common equity tier 1 capital ratio, CET1: Tier 1 capital divided by total risk-weighted assets.
•Tangible common equity ratio: calculated as the ratio of common equity less goodwill and other intangibles divided by total assets less goodwill and other intangible assets. Other intangible assets primarily consist of naming rights and mortgage servicing rights and are included in other assets in the Company’s consolidated balance sheets.
•Tangible common equity ratio, adjusted for unrealized losses on debt securities held to maturity: calculated in the same manner described in tangible common equity but also includes unrealized losses on debt securities held to maturity in the balance of common equity and total assets.
•Loans to Deposits ratio: calculated as the ratio of total loans gross divided by total deposits.
•Non-performing assets include all accruing loans past due by 90 days or more, all nonaccrual loans and other real estate owned (“OREO”) properties acquired through or in lieu of foreclosure, and other repossessed assets.
•Non-performing loans include all accruing loans past due by 90 days or more and all nonaccrual loans
•Ratio for net charge-offs/average total loans held for investments: calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan origination fees and costs, excluding the allowance for credit losses.
•Other operating expenses: total noninterest expense less salary and employee benefits.
•Efficiency ratio: total noninterest expense divided by the sum of noninterest income and NII.
•Core ROA, core ROE and core efficiency ratio exclude the effect of non-routine items, described in Exhibit 2 - Non-GAAP Financial Measures Reconciliation.
•The terms of the FHLB advance agreements require the Bank to maintain certain investment securities or loans as collateral for these advances.
•Cost of total deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits.